PRESS RELEASE

FOR IMMEDIATE RELEASE

Southern Community Financial Corporation Authorizes Stock Buyback

Winston-Salem, North Carolina, March 29, 2005 – On March 24, 2005, Southern Community Financial Corporation’s Board approved the repurchase of up to 300,000 shares of its common stock. The company will buy shares in accordance with the Securities and Exchange Commission rules and intends to purchase the shares on the open market, although the plan also permits purchases through private transactions. The shares purchased in the buy-back will be retired.

Southern Community Financial Corporation (NASDAQ:SCMF) has 17,941,028 shares of common stock issued and outstanding.

The board last authorized a repurchase plan of 100,000 shares in December 2002, which expired in December 2003.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank, with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For additional information:
F. Scott Bauer, Chairman/CEO
336/768-8500